Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - May 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013
Yield	17.45%	17.45%	17.45%	17.45%	17.45%	17.45%
Less: Coupon	5.54%	5.46%	5.51%	5.50%	5.48%	5.63%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.92%	3.92%	3.92%	3.92%	3.92%	3.92%
Excess Spread:
May-07	6.49%	6.57%	6.52%	6.53%	6.55%	6.40%
April-07	5.92%	5.99%	5.94%	5.95%	5.97%	5.82%
March-07	6.94%	7.01%	6.97%	6.98%	6.99%	6.85%
Three Month Average Excess Spread	6.45%	6.52%	6.48%	6.49%	6.50%	6.36%

Delinquency:
30 to 59 Days	0.84%	0.84%	0.84%	0.84%	0.84%	0.84%
60 to 89 Days	0.64%	0.64%	0.64%	0.64%	0.64%	0.64%
90+ Days	1.45%	1.45%	1.45%	1.45%	1.45%	1.45%
Total	2.93%	2.93%	2.93%	2.93%	2.93%	2.93%

Principal Payment Rate	18.72%	18.72%	18.72%	18.72%	18.72%	18.72%

Series Deal Size Expected Maturity	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008	2004-2 $1,750MM 6/15/2007
Yield	17.45%	17.45%	17.45%
Less: Coupon	5.48%	5.46%	5.41%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	3.92%	3.92%	3.92%
Excess Spread:
May-07	6.55%	6.57%	6.62%
April-07	5.98%	5.99%	6.08%
March-07	7.00%	7.02%	7.11%
Three Month Average Excess Spread	6.51%	6.53%	6.60%

Delinquency:
30 to 59 Days	0.84%	0.84%	0.84%
60 to 89 Days	0.64%	0.64%	0.64%
90+ Days	1.45%	1.45%	1.45%
Total	2.93%	2.93%	2.93%

Principal Payment Rate	18.72%	18.72%	18.72%